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                                                                    EXHIBIT 23.6



CONSENT TO BE PLACED IN S1 DOCUMENT

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated May 11, 1999, relating to the audited financial statements of Market Vision, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ TERRY & STEPHENSON, P.C.
----------------------------
Terry & Stephenson, P.C.


March 7, 2000

Denver, Colorado